Exhibit 99 to Form 8-K filed October 20, 2010

ZAGG INTRODUCES RANDY HALES AS NEWEST BOARD MEMBER

Salt Lake City, Utah – October 20, 2010 – ZAGG Inc. (NASDAQ: ZAGG) (www.ZAGG.com), a leading producer, designer, and distributor of electronics accessories for protecting and enhancing the mobile experience, including the popular invisibleSHIELD™, ZAGGskins™, ZAGGbuds™, and ZAGGsparq™ brands, today announced the appointment of Randall (Randy) L. Hales (44) to its Board of Directors.  Mr. Hales will contribute extensive business experience in operational development, retail marketing and management to ZAGG.

Mr. Hales is currently the CEO of Mity Enterprises, a furniture systems manufacturer and marketer with worldwide sales and operations based in Orem, Utah.  Mr. Hales is also the CEO of Broda, a medical products company based in Kitchener, Ontario Canada.  Prior to his current positions, he has served as the CEO and President of Back to Basics, Inc., an award-winning retail products (kitchenware) company that was recognized by the Ernst & Young “Entrepreneur of the Year” program in 2004.  The company was sold to Focus Products Group LLC in 2007.  Mr. Hales was named President of First Scientific, Inc., a pharmaceutical company, in 1999.  Earlier in his career, he served in various capacities at Dal-Tile International, where he played integral roles on various acquisition, joint-venture and market expansion teams.  Mr. Hales is an experienced Board member, with service on the Boards of several public and private companies.

“We are fortunate to have Randy Hales join our board of directors and we will greatly benefit from his understanding of operational excellence and retail marketing growth in the years to come.  Randy’s experiences in growing several companies through innovation, accountability and structured growth will benefit ZAGG as we continue to see record financial numbers and develop new markets for our award winning products,” said Robert G. Pedersen II, President and CEO of ZAGG.

“I'm honored to be joining the board of such a dynamic company with visionary leadership. What ZAGG has accomplished in a relatively short period of time is a great business story and one that I'm confident will continue to be met with market success. Supporting management and providing board counsel as the company introduces innovative new products and expands its channels of distribution is sure to be an exciting board appointment,” said Mr. Hales.

New ZAGG Board of Directors member Randy Hales, at a glance:

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CEO of Mity Enterprises, a furniture systems manufacturer

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CEO of Broda, a medical products company

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Has served on the Boards of several public and private companies

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Manages Development Capital, a private investment fund focused on 2nd stage investments

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Served as CEO and President of Back to Basics, Inc., an Ernst & Young “Entrepreneur of the Year” recipient in 2004

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Named President of pharmaceutical start-up First Scientific, Inc. in 1999

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Served in various capacities at Dal-Tile International, including integral roles on acquisition, joint-venture and market expansion teams

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Received his bachelor’s degree from the school of engineering at Brigham Young University

For more information on ZAGG's Board of Directors, please visit www.ZAGG.com/company/board_of_directors.php.   For more information about ZAGG or any of its product lines, please visit www.ZAGG.com.

About ZAGG, Inc.:

ZAGG is a market leader in providing innovative consumer products like films, skins, audio and power solutions that protect, personalize, and enhance the mobile experience.  ZAGG’s products are distributed worldwide with popular, award-winning brands such as the invisibleSHIELD™, ZAGGskins™, ZAGGsparq™, ZAGGbuds™ and ZAGG LEATHERskins™.  The patent-pending invisibleSHIELD, ZAGG’s flagship product, is the original thin film full-body protector, and is available in over 5,000 precision pre-cut designs with a lifetime replacement warranty.  ZAGG products are available online at ZAGG.com and in major retailers around the globe, including AT&T, Best Buy, RadioShack, Cricket, Carphone Warehouse and hundreds of other retailers. For more product or investor information please visit the company's web site at www.ZAGG.com.

Safe Harbor Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

Media:

ZAGG Inc.

Nathan Nelson, 801-263-0699 ext. 107

nnelson@zagg.com

Investor Relations:

Genesis Select Corp.

Kim Rogers-Carrete, 949-429-7408

krogersc@genesisselect.com